NEWS (For Immediate Release)
Contacts:
Trinity Learning Corporation            ProsoftTraining
Douglas Cole, CEO, (510) 540-9300       Robert Gwin, CEO, (602) 794-4199
1831 Second Street                      410 North 44th Street, Suite 600
Berkeley, California, 94710             Phoenix, Arizona 85008
Stock Symbol (OTC: TTYL)                Stock Symbol (NASDAQ: POSO)

      Trinity Learning Corporation and ProsoftTraining Agree to Merger
         Transaction Creates NASDAQ-Listed Global Learning Company

BERKELEY, CALIFORNIA, February 23 2004. Trinity Learning Corporation ("Trinity Learning"), a publicly held Utah Corporation, and ProsoftTraining ("Prosoft"), a NASDAQ-listed company headquartered in Phoenix, Arizona, today announced that they have signed a definitive agreement whereby ProsoftTraining will acquire Trinity Learning in an all-stock transaction. At Closing, ProsoftTraining will change its name and corporate identity to Trinity Learning Corporation, while retaining Prosoft's brand names and corporate identity in its markets.

The proposed merger will create a global learning company with operating subsidiaries and sales offices in the United States, Australia, South Africa, Scandinavia, the United Kingdom, and Asia-Pacific. Following the transaction, Trinity Learning expects to have an expanded international sales organization, and a comprehensive portfolio of products and services related to workplace learning, human capital development, and online education, enhanced by Prosoft's content and certifications in information technology and computer training. Trinity Learning will continue its strategy to acquire and integrate companies around the world that serve major customers in global workplace learning and education markets. Additional information pertaining to the proposed merger will be disseminated in statements made by Doug Cole, Chief Executive Officer of Trinity Learning and Robert Gwin, Chief Executive Officer of ProsoftTraining in a conference call scheduled for 5:00 PM Eastern Standard Time on Tuesday, February 24. Stockholders and other interested parties may listen to the conference call by dialing 1-800-915-4836 in the United States, or 1-973-317-5319 from outside the United States and referencing the "TrinityLearning- Prosoft" conference call. The conference call and replays may also be accessed through the Internet at www.callrci.com/trinity_archive.htm, www.trinitylearning.com, or www.prosofttraining.com.

Trinity Learning currently offers a unique blend of learning, training and certification products and services ranging from on-line accredited degree programs to world-class safety, health, environment and quality (SHEQ) training. Trinity Learning serves corporations, governments, organizations and individual learners, utilizing a blend of instructional delivery
methods, content, and learning management platforms.   The aggregate of the
audited fiscal year June 30 revenues for the four operating companies that Trinity acquired during 2003 is approximately US$12.3 million. This excludes Trinity Learning's most recent acquisition of Virtual Learning Partners (Norway).


ProsoftTraining markets a successful line of content and certification products and services for information and communications technology professionals. Among its product lines, Prosoft owns the CIW (Certified Internet Webmaster) certification and the ComputerPREP line of technology training content. The CIW certification program is one of the most recognized professional-level job-role certifications in the information technology field. The program covers job-role skills in web site design and e-commerce, network administration, security, application development, and programming. CIW certifications have been earned by individuals in more than 100 countries. Prosoft has successfully partnered with organizations such as the Telecommunications Industry Association (TIA), the leading trade organization serving the communications and IT industry, to develop and implement industry-specific certification programs, and with state and local governments to develop programs designed to integrate industry certifications into mainstream academic curricula.

"We are very pleased to combine with ProsoftTraining to create what we believe is the most dynamic and innovative global learning company in the world today," said Douglas Cole, Chief Executive Officer of Trinity Learning. "We see a strong global market for our combined products and services. This merger expands our sales channels in the United States and Asia-Pacific, and should accelerate new market penetration for products and services developed by our international operating subsidiaries. The learning industry is critically important, since education and training are the ultimate keys to sustainability for the planet. This merger is an important milestone in our strategy to leverage the power of technology-enabled learning to transform companies, organizations and individuals all over the world."

Robert Gwin, Chief Executive Officer of ProsoftTraining, stated, "The reach and depth of product and market synergies made possible by this merger are exciting from both a learning perspective and a financial perspective. As a truly global learning company, we are now able to play a major role in extending the value of certifications to new industries, customers and learners around the world. We believe our shareholders and employees will benefit from the merger and the operating and sales synergies it makes possible."

Shelly Singhal, Managing Director of SBI USA, a division of First Securities USA, commented on the proposed transaction, stating, "Trinity Learning's vision to integrate in one learning company the ability to serve corporate and educational markets, and to serve multiple organizational levels of large companies and institutions with a cohesive, long-term approach has taken major steps forward with this merger with ProsoftTraining. As a NASDAQ-listed company with an acquisition-based growth strategy, this merger should enable the combined companies to identify larger acquisition targets at attractive valuations, and to play a leadership role in the global learning industry."

Under the terms of the agreement, ProsoftTraining will issue common stock to Trinity Learning's stockholders, who will receive one (1) share of ProsoftTraining common stock for each share of Trinity Learning's common stock that they own. ProsoftTraining will also assume outstanding Trinity Learning warrants and options. Following the merger, it is anticipated that the current stockholders of Trinity Learning will have a majority interest in the merged company, with the exact amount of the interest to be determined based upon the number of shares issued to Trinity Learning shareholders prior to the merger as a result of their exercise of outstanding warrants and options and conversion of shares. Prosoft's CEO, Robert Gwin, and COO, Benjamin Fink, will join Trinity Learning's executive management team. The Board of Directors of the merged company will consist of eight members, six of whom will be appointed by the current stockholders of Trinity Learning.

The transaction has been unanimously approved by both Boards of Directors and is subject to various closing conditions, including shareholder approval by each company, regulatory approval, satisfactory agreements with certain secured creditors, and other customary closing conditions. The consummation of the Merger is also subject to the approval of the effectiveness of the Form S-4 Registration Statement to be filed by ProsoftTraining, which will register the shares of ProsoftTraining to be issued to stockholders of Trinity Learning.

The transaction is expected to close in the first half of 2004. The dates of stockholder meetings for shareholders of Trinity Learning and ProsoftTraining will be announced at a later date. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ProsoftTraining plans to file with the SEC a registration statement on Form S-4 in connection with the transaction and ProsoftTraining and Trinity Learning plan to file with the SEC and mail to their respective stockholders a joint proxy statement/prospectus in connection with the transaction. The registration statement and the joint proxy statement/prospectus will contain important information about ProsoftTraining, Trinity Learning, the transaction and related matters. Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by ProsoftTraining and Trinity Learning through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from ProsoftTraining and/or Trinity Learning by contacting their respective investor relations representatives. ProsoftTraining and Trinity Learning, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the special interests, if any, of the directors and executive officers of ProsoftTraining and Trinity Learning in the transaction described herein will be included in the joint proxy statement/prospectus.



About Trinity Learning Corporation

Trinity Learning Corporation, a publicly held Utah corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. During 2003, Trinity Learning acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world. For more information, visit www.trinitylearning.com.

About ProsoftTraining

ProsoftTraining (NASDAQ: POSO) offers content and certifications to enable individuals to develop and validate critical Information and Communications Technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. For more information, visit www.ProsoftTraining.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's and ProsoftTraining's business and the combined company's future financial and operating results, the timing, effects and any synergies that may result from the proposed merger. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act
of 1995.   Such statements are based on the current expectations and
beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.